EXHIBIT 10.31

FINANCIAL FEDERAL CREDIT INC. ("Lessor")    LEASE AGREEMENT ("LEASE")  LEASE NO.
15-24591

Gledhill/Lyons, Inc.                 Larry A. Consalivi
dba Accurate Technology ("Lessee")   dba Elite Machine Tool Company ("Supplier")
---------------------------------    ------------------------------------------
(Legal Name)                                             (Legal Name)

1521 N. Placentia Avenue             3840 East Eagle Avenue
---------------------------------    ------------------------------------------
(Mailing Address)                    (Mailing Address)

Anaheim, CA 92806                    Anaheim, CA 92807
---------------------------------    -------------------------------------------
(City or Town, State & Zip)          (City or Town, State & Zip)

Social Security                      Social Security
or Tax I.D.# 330975608               or Tax I.D. #
             ------------                         ------------------------------
Lessee hereby leases from Lessor the goods described below or on any schedule hereto (the "Property") subject to the terms and conditions set forth herein. Description of Property (quantity, make, year, model, serial number, other identification): One (1) Mori Seiki Model SH-50 Horizontal Machining Center, S/N: 237, equipped with Fanuc 16M Control, 40 ATC, 12,000 RPM; including all attachments and accessories

Location of Property (if different from Lessee;s address above):
1521 N. Placentia, Anaheim, Orange, CA
--------------------------------------------------------------------------------

NO. OF INSTALLMENTS    AMOUNT OF EACH      TOTAL RENT    ADVANCED INSTALLMENT     DUE DATE OF
"INITIAL ITEM"         INSTALLMENT                                              SECOND INSTALLMENT

59        59   at    $2907.00          =   171,513.00        $  0.00              February 7, 2005
---------------------   ----------       -------------      ----------------    -------------------
                        (Plus Taxes)      (Plus Taxes)       (Plus Taxes)

1. Representations. This Lease shall not bind Lessor until accepted by Lessor's authorized officer (Assistant Vice President or higher). To induce Lessor to accept this Lease, Lessee promises to pay to Lessor or an assignee the Total Rent set forth above, and acknowledges, agrees, represents and warrants, in addition to all other terms and provisions of this Lease, that: (a) this is a commercial transaction; this is a finance lease and Lessor is a finance lessor as defined in the Uniform Commercial Code ("UCC"); none of the Property will be used for any personal, family, household or farming purposes; LESSOR LEASES THE PROPERTY TO LESSEE "AS-IS", AND "WITH ALL FAULTS"; LESSOR HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SUITABILITY OR DURABILITY OF THE PROPERTY FOR LESSEE'S PURPOSES AND USES; AND LESSOR DOES NOT MAKE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED AND EXPRESSLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE; (b)(i) the Supplier is Lessee's agent and not the agent of Lessor and no statement, act, omission or representation of any Supplier or any employee or agent of a Supplier can bind Lessor or waive, alter or add to any term or provision herein; (ii) That Lessor is not a dealer or merchant as to the Property; (iii) Lessor has not selected manufactured, or supplied the Property;
(iv) Lessor acquired the Property or the right to possession and use of the Property solely for the purpose of this Lease; (v) Lessee has received a copy of, reviewed and approved each Supply Contract (as defined by the UCC) covering the Property purchased from the Supplier evidencing Lessor's purchase of the Property on or before signing the Lease; (vi) Lessee has selected the Supplier and directed Lessor to purchase the Property from the Supplier; (vii) Lessor has informed Lessee that Lessee may have rights under the Supply Contract and that Lessee is to contact the Supplier for a description of any such rights; (vii) Lessor makes no representations or warranties with respect to the purchase of the Property and any and all rights lessee has are solely against Supplier;
(c)(i) it is duly organized validly existing and in good standing under the laws of the state of its formation and is qualified to do business and in good standing under the laws of each state where its failure to so qualify would have a material adverse effect on the financial condition of Lessee or on its ability to enter into and perform the terms of this Lease; (ii) Lessee shall not guarantee any obligation of any other person or entity, except in favor of Lessor without the express written consent of Lessor; and (d) Lessor has no obligation to purchase and lease the Property to Lessee unless and until all representations, warranties, conditions and requirements contained herein have been satisfied including without limitation receipt by Lessor of a bill of sale transferring ownership to Lessor of the Property free and clear of all liens and encumbrances in a form satisfactory to Lessor, in its sole discretion, and any applicable subordinations and/or lien releases as may be required by, and in a form acceptable to, Lessor in its sole discretion. Lessee herby waives and agrees not to assert against any assignee of this Lease any defense, setoff, claim, recoupment or counterclaim that Lessee may have against any prior Lessor.

2. Delivery. Lessee agrees that its obligations hereunder shall not be affected by any delay or failure of delivery or installation of any or all Property and that Lessor shall not be liable for any equitable or monetary damages or for specific performance if the Supplier delays or fails to deliver any or all of the Property. Lessee's obligations here under shall become irrevocable and independent upon either Lessee's execution of a delivery/installation form or upon Lessor becoming obligated (in its sole discretion) to pay any sum to the Supplier, If Lessee fails or refuses to accept any Property within 72 hours after delivery, by notifying Lessor in writing thereof, or is in default or requests cancellation hereof, then at Lessor's option and in addition to any other right or remedy of Lessor, Lessee and any Other Liable Party shall assume and be fully responsible for any and all of Lessor's obligations and/or liabilities under the Supply Contract(s), including all costs, expenses and attorney's fees and Lessee shall indemnify Lessor therefrom. Lessee authorizes Lessor to amend this Lease to reflect the correct description and serial number of all items of Property.

3. Rent Start Date. The term of this Lease shall begin on the Rent Start Date (as defined below). Lessee shall pay to Lessor, together with and as a part of each installment, the amount of any sales, use or other taxes on charges imposed and/or based on the value of the Property or sums payable hereunder. Lessee promises to pay to Lessor, without deduction or offset, the total rent for the Initial Term hereof as set forth above. The advance installment, if any, and the first installment shall be paid when Lessee signs this Lease; the second installment shall be due on the date described above or upon first delivery of any Property to Lessee (or its agent) whichever occurs first (the "Rent Start Date"); and the remaining installments shall be due monthly on the same day of the month as the Rent Start Date until the total rent is paid in full. Lessee shall, upon demand, pay to Lessor all of Lessor's costs and expenses of documenting this transaction (including attorneys' fees, search costs, filing and/or titling fees). All payments shall be made at Lessor's office or at such other place as Lessor or any assignee may designate in writing. Lessee shall, for each installment not fully paid prior to the fifth day (or such longer period required by law) after its due date, pay the maximum lawful late charge, not to exceed 5% of such overdue installment; and after maturity of the entire indebtedness (whether by acceleration or otherwise), Lessee shall pay on demand, interest on the entire unpaid obligation (excluding unpaid late charges) at the maximum lawful daily rate, not to exceed 0.0666% per day, until paid in full. If Lessor advances any sums for the purchase, delivery or installation of any Property more then 30 days prior to the Rent Start Date, Lessee shall pay to Lessor, together with the second installment additional rent equal to 0.0666% per day (not to exceed any lawful maximum rate) of the sums so advanced from the date advanced un the Rent Start Date.

4. Noncancellable Lease. Lessee agrees that this is a net lease and THIS LEASE, AND LESSEE'S OBLIGATIONS HEREUNDER, SHALL BE NONCANCELLABLE, ABSOLUTE AND UNCONDITIONAL FOR THE ENTIRE INITIAL OR RENEWAL TERM and are not subject to any deduction, abatement, setoff, recoupment or counterclaim due to, or by reason of, any past, present or future claims, which lessee may have against Lessor or any assignee, the manufacturer or Supplier of any of the Property, or against any person for any reason whatsoever, including without limitation termination of this Lease by operation of law or otherwise, or non-delivery or destruction of any Property. If Lessee is not and has not been in default in payment or performance of any obligations to Lessor (whether hereunder or otherwise), Lessee may renew this Lease for an additional 12 months by delivering to Lessor (not less then 60 nor more then 90 days prior to the end of the then expiring term) a signed notice of intent to renew together with payment of the first installment of monthly renewal rent, plus applicable taxes. All terms of this Lease shall apply during any renewal term, for which the monthly renewal rent, plus applicable taxes, All terms of this Lease shall apply during any renewal term, for which the monthly renewal rent shall be 200% of the highest monthly installment amount for the initial term plus taxes ("Monthly Renewal Rent"), payable monthly on the same day of each month as during the expiring term, commencing the month after the end of the expiring term.

5. Adjustments. Lessee agrees that the amounts stated for each installment, total rent and advance installment have as their basis Lessor's estimated cost of acquiring and delivering the Property to Lessee, and that the stated amounts shall be proportionately adjusted if Lessor's actual cost of acquiring and delivering the Property varies from the estimated cost. "Real Cost" as to any item of Property means the actual invoice amount charged by the Supplier for such item plus taxes, delivery, fright, installation, set-up and other charges, if any. Neither Lessor's acceptance nor deposit of any advance installment and/or the first installment shall be or be deemed to be Lessor's acceptance of this Lease; nor shall any advance installment and/or the first installment be refunded to Lessee for any reason.

6. Pledge. To secure the payment and performance of all indebtedness, obligations and liabilities of Lessee to Lessor of whatever kind, whether hereunder or otherwise, whether previously, contemporaneously or subsequently incurred or created, direct or acquired form third parties by on or more assignments and whether of the same or different classes and all extensions, renewals and modifications, Lessee grants Lessor a security interest in the Property and in all goods, inventory, equipment, accounts, accounts receivable, documents, instruments, chattel paper, contract rights, general intangibles, investment property, securities entitlements, deposit accounts, fixtures and other property, wherever located, now or hereafter owned by Lessee or in which Lessee acquires any interest and in all proceeds, insurance proceeds, substitutions, replacement parts, additions and accessions of and/or to all the foregoing ("additional Collateral"). Lessee herby authorizes Lessor to file and/or refile a financing statement in all appropriate locations; and the filing of same shall not cause this transaction to be deemed other then a "true lease". Lessor may (unless otherwise required by law) hold any advance installment without any interest or charge and may commingle same with any of Lessor's other assets or accounts. Lessor shall apply the advance installment(s), if any, to the final installment(s) due for the Initial Term hereof.

7. Risk of Loss/Agreed Value. Lessee assumes all liability and risk of loss and agrees to defend, indemnify and hold Lessor harmless from and against all claims, liabilities, causes of action and damages o any kind, including but not limited to injury to or death of any persons(s) and for loss, damage or destruction of any property and for any fines, penalties, costs, expenses and charges in any way arising out of or related to this Lease, the Property or its use, possession, storage, maintenance, repair, transportation or operation (including without limitation all costs and expenses of investigation, all attorneys' fees, court costs, arbitration expenses and costs, and all special, consequential, compensatory and punitive damages). Lessee, at its own cost and expense, shall use, operate, maintain, repair, transport and store the Property in a safe and careful manner in compliance with all applicable laws, rules and regulations (including without limitation those regulating hazardous substances, the environment and public health and safety), industry standards, insurance requirements and manufacturer's specifications and service bulletins. In the event any or all Property is lost, stolen, destroyed or damaged beyond repair, Lessee shall, at Lessor's option: (a) promptly replace such Property with the same or newer model, in good condition and with clear title in Lessor without liens or encumbrances; or (b) immediately pay to Lessor, in cash, the Agreed Value (as herein defined) of any or all property. The Agreed Value as to a particular item of Property shall be determined by adding (i) 5% of the Real Cost of all Property, plus (ii) the Present Value of the unpaid Total Rent, plus
(iii) either the amount of any purchase option granted by Lessor to Lessee, or, if there is no purchase option granted by Lessor to Lessee, or, if there is no purchase option, the greater of the fair market value of the Property or the residual value of the Property as recorded on Lessor's books, which amount shall be deemed conclusive, plus (iv) all applicable taxes, and multiplying the resultant sum by a fraction, the numerator of which is the Real Cost of the particular item of Property and the denominator of which is the Real Cost of all items of Property. "Present Value" is then value (as of the proposed payment date) of the unpaid Total Rent discounted at a rate (the "Discount Rate") equal to 5% per annum or the Federal Reserve Primary Credit Discount Rate in effect of the date hereof, whichever is less. Lessee agrees that the Discount Rate has been freely negotiated between Lessor and Lessee as a commercially reasonable rate.

8. Right to Possess. All Property shall be located at the location specified above or at Lessee's address. Lessee shall keep all Property in its sole possession and control; shall not change its name, the location of Lessee's residence (as applicable), principal place of business, executive office or business records, without 30 days' prior written notice to Lessor; nor take, suffer or permit any Property or Additional Collateral to be removed from the continental United States for any reason; nor change the location of any Property or Additional Collateral without the prior written consent of Lessor (which consent may be withheld in Lessor's sole discretion). Title to all Property is and shall remain in Lessor. Lessee shall not have nor be deemed to acquire any right, title, interest or equity in any of the Property by reason of this Lease or any payment made hereunder; Lessee's only interest in the Property is the right to possess and use Property subject to the terms hereof and notwithstanding anything to the contrary herein, Lessee shall have no option to purchase or acquire ownership of any Property unless granted in writing by Lessor and signed by both parties. Lessee shall not merge or consolidate with another entity nor transfer all or any substantial part of Lessee's assets nor permit any item of Property to become a fixture; all Property shall remain personalty regardless of the manner in which it may be affixed to any real estate and Lessee will obtain and deliver to Lessor (in a form acceptable to Lessor) appropriate waivers from landlords, mortgagees and owners of such premises. Upon request by Lessor, Lessee shall, at Lessee's sole cost and expense, promptly obtain, execute and deliver all documents, instruments, financing statements or other writings, give further assurances and do all other acts and things necessary to fully perfect and protect Lessor's interest in the Property and Additional Collateral and to enforce and effectuate the terms of this Lease and immediately advise Lessor in writing as to the exact location of each item of Property. Without Lessor's prior written consent which may be withheld in Lessor's sole discretion, Lessee shall not (a) assign, transfer, pledge, hypothecate, or otherwise dispose of this Lease, the Property, the Additional Collateral or any interest therein, or (b) sublet, rent, or lend the Property or permit it to be used by anyone other than Lessee or Lessee's employees. Lessor may assign this Lease or grant a security interest in the Lease or the Property in whole or in part without notice to Lessee and Lessor's assignee or secured party may then assign this Lease or a security interest without notice to Lessee. Lessee agrees that any such assignment will not materially increase Lessor's rish or burden as defined in the UCC. Each such assignee and/or secured party shall have all the rights but none of the obligations of Lessor under this Lease. In the event of an assignment by Lessor, Lessee acknowledges and agrees that it shall have no right to assert against any assignee any defenses, claims, actions, causes of action or counterclaims which Lessee may have had against Lessor or Supplier.

THE UNDERSIGNED HEREBY AGREE TO ALL TERMS AND CONDITIONS APPEARING ABOVE AND ON THE REVERSE SIDE OF THE LEASE. LESSEE ACKNOWLEDGES RECEPIT OF A SIGNED, TRUE AND EXACT COPY OF THIS LEASE.

ACCEPTED AT: ________        DATE:_____               LESSEE: Gledhill/Lyons, Inc. dba Accurate  Technology  DATE January 7, 2005
Financial Federal Credit Inc.                                                    By: /s/ David Lyons

By:                                                               By:
   -------------------------------------------------------------       --------------------------------------

COPYRIGHT 2001 FINANCIAL FEDERAL CREDIT INC.

                                   SCHEDULE A

This schedule is attached to and becomes part of the Security Agreement, Installment Sale Contract, or Lease Agreement, dated January 7, 2005, between the undersigned.

QUANTITY       YEAR & MODEL    DESCRIPTION OF PROPERTY                               SERIAL NUMBER
---------      ------------    -----------------------                               -------------
One (1)                        Lease Agreement dated December 27, 2002,
                               Between William J. Gledhill dba Accurate
                               Technology as Lessee and Financial Federal
                               Federal Credit Inc. as Lessor
One (1)        MV-45B/40       Mori Seiki Vertical Machining Center with Fanuc               1030
                               10M Control and Rotary Tables
One (1)        SL-25B/500      Mori Seiki CNC Turning Center with Fanuc 20T                  1309
                               Control
One (1)                        Lease agreement dated September 19, 2000,
                               Between William J. Gledhill dba Accurate
                               Technology as Lessee and Financial Federal
                               Credit Inc. as Lessor
One (1)        MV-80B          Mori Seiki Vertical Machining Center with Fanuc                299
                               11M CNC Control, 40 Station Turret, 50 Taper
One (1)                        Lease Agreement dated June 23, 2000, between
                               William J. Gledhill dba Accurate Technology as
                               Lessee and Financial Federal Credit Inc. as Lessor
One (1)        MV-45B/40       Mori Seiki Vertical Machining Center with Fanuc               1605
                               M4F4M Control Lease Agreement dated March 8,
                               2000, William J. Gledhill l dba Accurate Technology as
                               Lessee and Financial Federal Credit Inc. as Lessor
One (1)                        Lease agreement dated March 8, 2000, between
                               William J. Gledhill dba Accurate Technology as Lessee
                               And Financial Federal Credit Inc. as Lessor
One (1)        MV-55           Mori Seiki Vertical Machining Center with Fanuc 6M             370
                               CNC Control, 24 ATC
One (1)        MV-JR           Mori Seiki Vertical Machining Center with Fanuc10MA
                               CNC Control, 20 Station Tool ATC

                                       Including all attachments and accessories

This Schedule is hereby verified correct and undersigned Buyer (s), Lesse(s), or Debtor(s) acknowledges receipt of a company.

Seller, Lessor, Secured Stack               Buyer, Lessee, Debtor

Financial Federal Credit, Inc.              William J. Gledhill
                                            dba Accurate Technology

By: _____________________  ______           By: /s/ Bill Gledhill
                                                -----------------

DATE:    January 7,2005

TO:               Financial Federal Credit Inc. ("Lessor")

RE:               Lease Agreement Dated January 7, 2005 (the "Lease")
                                        ---------------

                  Lessee: Gledhill/Lyons, Inc.

                  Account No.: _________________________

The Lease shall be amended and supplemented, effective sixty (60) days prior to the expiration of the initial term thereof and provided that the Lease is not then and has not been in default, by the addition of the following:

   Purchase Option. Notwithstanding anything to the contrary contained herein, Lessee shall have the option to purchase Lessor's right, title and interest in and to all, but not less than all, of the Property, AS-IS, WHERE-IS, WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, at the end of the initial or any renewal term of this Lease provided that Lessee is not, and has not been in default hereunder. To exercise such option, Lessee must, at least thirty (30) days prior to the end of such term (a) give written notice to Lessor of Lessee's exercise and (b) pay to Lessor the sum of $2907.00, plus any and all applicable taxes, which is agreed to be the estimated fair market value of the Property as of the end of the initial term of this Lease. Lessee agrees that any default hereunder shall render such option null and void and of no force or effect and that this provision will be strictly enforced.

Once accepted and agreed to by Lessor, this Addendum shall become effective as set forth above, sixty (60) days prior to the scheduled expiration of the initial Lease term. Any default by Lessee under the Lease shall automatically negate Lessor's acceptance hereof. Except as expressly set forth herein, all terms and provisions of the Lease remain unchanged, valid and binding, in full force and effect, and are hereby ratified and confirmed.


                                                    Lessee: Gledhill/Lyons, Inc.

                                                    By: /s/David Lyons
                                                        ------------------------
Accepted and Agreed to:

Lessor:   Financial Federal Credit Inc.

By:         _______________________

                       LESSEE'S ACKNOWLEDGEMENT AND WAIVER

1521 N. Placentia                        Anaheim                  CA       /  /
--------------------------------------------------------------------------------
No. Street                                 City                  State    Date

TO: FINANCIAL FEDERAL CREDIT INC.

Re: Lease Agreement dated January 7, 2005 between Financial Federal Credit Inc., as Lessor, and the undersigned, as Lessee(s)(the "Lease").


1. I/We hereby acknowledge the complete and satisfactory delivery and installation of the Property described in the Lease which I/we selected from the Supplier(s) mentioned below. I/We acknowledge that, based upon the representations made by me/us herein, you intend to purchase and pay the Supplier(s) for said Property.

2.  I/We  understand  that no  servicing  of any  kind of the  Property  will be provided by you and agree to look solely to the Supplier(s) for any claims, servicing or warranties, if any, and I/we specifically and unconditionally waive any claims, present or future, against you. I/We fully recognize and agree to your right to enforce the Lease free from any defenses, offsets or counterclaims. I/We fully understand and agree that deficiency or failure of any Property, service, or misoperation of any kind whatsoever, is not and shall not be grounds for any non-fulfillment, delay or reduction of my/our obligations under the Lease.

3. I/We understand that you make no warranties of merchantability or fitness or of any kind regarding the Property described in the Lease, whether express, implied or statutory, and that any warranties made to you by the Supplier(s) is/are assigned to me/us; and further understand that, despite the disclaimers herein, I/we am/are not precluded in any way from asserting or enforcing any claim which I/we may have against the Supplier(s).

4. I/We understand that you have no connection with the Supplier(s) other than your relationship as purchaser of the Property.

5. I/We hereby acknowledge that: (i) I/we have knowledge, ability, experience and capacity to evaluate the risks of the transaction evidenced by the Lease;
(ii) I/we have rejected Lessor's offer to sell the Property described in the Lease for a cash price at this time, and, instead, have chosen the higher time price (lease price) alternative offered by the Lessor; (iii) neither the cash price offered by the Lessor nor the time price (lease price) accepted by me/us materially exceeds the fair market value of the Property described in the Lease; and (iv) all amounts of the time price (lease price) assessed or charged in excess of the cash price are time price differentials and are not interest.

6. I/We further acknowledge, in transactions where you are not the original Lessor named in the Lease, notice of the intention of said Lessor to sell and assign the Lease to you, and to induce you to purchase and accept an assignment of the Lease, I/we represent and warrant to you that said Lease is free from any defenses, offsets or counterclaims and hereby waive any claim or offset against you and fully recognize your right to enforce the Lease according to its terms, free and clear of any claims, defenses, offsets or counterclaims.

             (DO NOT SIGN THIS FORM UNTIL THE PROPERTY IS DELIVERED)

Name(s) of Supplier(s):

Larry A. Consalvi y                                 Gledhill/Lyons, Inc.
dba Elite Machine Tool Compan                       dba Accurate Technology

___________________________                         By:  /s/David Lyons
                                                         -----------------------
                                                              (Title)
---------------------------                         ---------------------------
                                                         (Name of Co-Lessee)

                                                    By:  _______________________
                                                             (Title)